UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 31, 2016
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ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-26489 (Commission File Number)	48-1090909 (IRS Employer Identification No.)
3111 Camino Del Rio North, Suite 103, San Diego, California (Address of Principal Executive Offices)		92108 (Zip Code)
(877) 445-4581 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On March 31, 2016, Encore Capital Group, Inc. (the “Company”) completed its previously announced divestiture of its membership interests in Propel Acquisition LLC (“Propel”) pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), dated February 19, 2016, among the Company and certain funds affiliated with Prophet Capital Asset Management LP (“Buyer”). Pursuant to the Purchase Agreement, the application of the purchase price formula resulted in cash consideration paid to the Company at closing of $144.4 million, subject to customary post-closing adjustments. After an expected tax benefit, net proceeds from the transaction are expected to be in excess of $150 million.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 2.4 to the Company's Annual Report on Form 10-K filed with the SEC on February 24, 2016 and which is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information required by Item 9.01(b) of Form 8-K is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

(d) Exhibits

Exhibit Number	Description
2.4
Securities Purchase Agreement, dated February 19, 2016, by and among Encore Capital Group, Inc. and certain funds affiliated with Prophet Capital Asset Management LP (incorporated by reference to Exhibit 2.4 to the Company’s Annual Report on Form 10-K filed on February 24, 2016)

99.1	Encore Capital Group, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information
99.2	Unaudited Pro Forma Non-GAAP Measures

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2016	ENCORE CAPITAL GROUP, INC.
/s/ Jonathan Clark
Jonathan Clark
Executive Vice President, Chief Financial Officer and Treasurer